Exhibit 99.2

RPAI

Retail Properties of America, Inc.

JCPenney

Alamo Ranch, San Antonio, TX

THE HOME DEPOT

Oswego Commons, Chicago, IL

T·J·maxx

Commons at Royal Palm, Royal Palm Beach, FL

WHOLE FOODS

Paradise Valley Marketplace, Phoenix, AZ

Southlake Town Square, Southlake, TX

SUPPLEMENTAL FINANCIAL INFORMATION

Fourth Quarter 2012

WWW.RPAI.COM

Southlake Town Square, Southlake, TX Commons at Royal Palm, Royal Palm Beach, FL Paradise Valley Marketplace, Phoenix, AZ Oswego Commons, Chicago, IL Alamo Ranch, San Antonio, TX WWW. R PAI.COM SUPPLEMENTAL FINANCIAL INFORMATION f o u r t h Q u a r t e r 2 0 1 2

. Earnings Release i-vii . Financial Summary Consolidated Balance Sheets 1 Consolidated Statements of Operations 2 Funds From Operations 3 Supplemental Financial Statement Detail 4 Capitalization 5 Unsecured Credit Facility Covenants 6 Consolidated Debt Summary 7 . Transaction Summary Acquisitions and Dispositions 8 . Portfolio Summary Property Overview 9 State/Regional Summary 10 Retail Operating Portfolio Occupancy 11 Top Retail Tenants12 Retail Leasing Activity Summary 13 Retail Lease Expirations 14 . Unconsolidated Joint Venture Summary Unconsolidated Joint Venture Combined Financial Statements 15-17 Unconsolidated Joint Venture Overview and Debt Summary 18 . Other Information Non-GAAP Financial Measures and Reconciliations 19-23 TABLE OF CONTENTS 2021 SPRING ROAD, SUITE 200 | OAK BROOK, I L 60523 | WWW. R PAI.COM

RETAIL PROPERTIES OF AMERICA, INC. REPORTS

FOURTH QUARTER RESULTS

Oak Brook, IL – February 19, 2013 – Retail Properties of America, Inc. (NYSE: RPAI) today reported financial and operating results for the quarter and year ended December 31, 2012.

FINANCIAL RESULTS

For the quarter ended December 31, 2012, Retail Properties of America reported:

■	Operating Funds From Operations (Operating FFO) of $51.2 million, or $0.22 per share, compared to $46.8 million, or $0.24 per share for the same period in 2011;
■	Funds From Operations (FFO) of $60.0 million, or $0.26 per share, compared to $48.5 million, or $0.25 per share for the same period in 2011;
■

Net income available to common shareholders of $13.9 million, or $0.06 per share, compared to net loss available to common shareholders of $(13.8) million, or $(0.07) per share for the same period in 2011.

For the year ended December 31, 2012, the Company reported:

■	Operating FFO of $202.1 million, or $0.92 per share, compared to $173.6 million, or $0.90 per share for the same period in 2011;
■	FFO of $235.8 million, or $1.07 per share, compared to $195.1 million, or $1.01 per share for the same period in 2011;
■

Net loss available to common shareholders of $(0.7) million, or $(0.00) per share, compared to net loss available to common shareholders of $(72.6) million, or $(0.38) per share for the same period in 2011.

OPERATING RESULTS

For the quarter ended December 31, 2012, the Company’s results for its consolidated portfolio were as follows:

■

0.6% increase in total same store net operating income (NOI) over the comparable period in 2011, based on same-store occupancy of 91.2% at December 31, 2012, up 90 basis points from 90.3% at December 31, 2011;

■

Total portfolio percent leased, including leases signed but not commenced: 92.9% at December 31, 2012, up 110 basis points from 91.8% at September 30, 2012 and up 170 basis points from 91.2% at December 31, 2011;

■

Retail portfolio percent leased, including leases signed but not commenced: 92.4% at December 31, 2012, up 130 basis points from 91.1% at September 30, 2012 and up 200 basis points from 90.4% at December 31, 2011;

■	1,094,000 square feet of retail leasing transactions comprised of 178 new and renewal leases, including the Company’s pro rata share of unconsolidated joint ventures; and,
■	Positive comparable leasing spreads, including the Company’s pro rata share of joint ventures, on a cash basis, of 5.5%.

     Retail Properties of America, Inc.

T: 800.541.7661
www.rpai.com	2021 Spring Road, Suite 200
Oak Brook, IL 60523

For the year ended December 31, 2012, the Company’s results for its consolidated portfolio were as follows:

■	1.7% increase in total same store NOI over the comparable period in 2011;
■	3,573,000 square feet of retail leasing transactions comprised of 672 new and renewal leases, including the Company’s pro rata share of unconsolidated joint ventures; and,
■	Positive comparable leasing spreads, including the Company’s pro rata share of joint ventures, on a cash basis, of 4.5%.

“We are pleased with the substantial progress we have made repositioning RPAI’s portfolio and balance sheet during 2012. This year has been representative of our ability to consistently deliver on the ambitious goals we set out to achieve. We look forward to building on this positive momentum as we execute on our 2013 operational and financial objectives,” stated Steve Grimes, president and chief executive officer.

INVESTMENT ACTIVITY

During the quarter, asset dispositions totaled $258.0 million, and included the sale of two non-core office assets for $153.5 million, eight single-tenant retail assets for $67.7 million, and two non-strategic retail assets for $36.8 million. Net proceeds from asset sales in the fourth quarter, before transaction expenses, were $139.6 million.

For the full year 2012, the Company reached its stated asset disposition objective, selling 36 properties for gross proceeds of $492.2 million, including its pro rata share of joint ventures. Sales for the year included $240.1 million of non-core office and industrial assets, including a deed-in-lieu transaction. In addition, the Company culled its portfolio of $187.4 million of single-tenant retail properties, which included 18 of the 23 former Mervyns assets for $134.3 million. The remainder of dispositions for the year included $59.2 million of non-strategic retail assets and $5.5 million from earnouts and an outlot sale. Net proceeds from asset sales in 2012, before transaction expenses, including the Company’s pro rata share of joint ventures, were $232.3 million.

As a result of the 2012 disposition program, the Company successfully reduced its exposure to non-retail assets from 9.6% to 5.5% of total portfolio annualized base rent (ABR) and single-tenant retail assets from 8.7% to 6.6% of ABR.

CAPITAL MARKETS

During the fourth quarter 2012, the Company closed on its first preferred equity offering, with the issuance of 5,400,000 shares of 7.00% Series A Cumulative Redeemable Preferred Stock at $25 per share, resulting in proceeds of $130.3 million, net of underwriters discount and offering costs. On February 1, 2013, the Company used the net proceeds from the issuance to repay outstanding borrowings under two mezzanine loans, scheduled to mature on December 1, 2019, with outstanding principal balances as of December 31, 2012 of $85.0 million and $40.0 million and fixed interest rates of 12.24% and 14.00%, respectively. As a result, the Company incurred a 5% prepayment fee.

BALANCE SHEET ACTIVITY

As of December 31, 2012, the Company had $2.6 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 6.6x, or a net debt and preferred stock to adjusted EBITDA ratio of 7.0x, down from 8.2x as of December 31, 2011. Consolidated indebtedness, as of December 31, 2012, had a weighted average contractual interest rate of 5.98% and a weighted average maturity of 5.2 years.

During the quarter, the Company repaid $214.5 million of mortgage loans, excluding amortization. The mortgages repaid during the quarter had a weighted average interest rate of 5.23%. The Company also completed one $37.6 million mortgage financing, with a term of 10 years and a rate of 4.14%.

OPERATIONAL PLATFORM

During the quarter, the Company completed the planned enhancements to its operating platform. Included in these plans was the move of the Company’s headquarters to a new open and collaborative space in Oak Brook, IL. In addition, during the quarter, the Company internalized the remaining shared services and successfully migrated to an independent IT platform.

“Our ability to make such a large transition in a relatively short period of time speaks to the discipline and high quality nature of our team,” stated Steve Grimes, president and chief executive officer. “We are pleased with the positive response we have received from our shareholders regarding these changes and believe that we will reap the rewards of these efforts in 2013 and beyond.”

GUIDANCE

The Company is providing initial guidance for 2013 as follows:

Operating FFO per share:	$0.88 - $0.92
FFO per share:	$0.82 - $0.86
Net income available to common shareholders per share:	$0.02 - $0.06
Same-store NOI growth:	2.0% - 2.5%
Disposition Activity:	$400 - $450 million
Acquisition Activity:	$100 - $200 million

B-1 SHARE CONVERSION

On October 5, 2012, each share of Class B-1 common stock automatically converted into one share of Class A common stock. The Class B-2 and B-3 common shares are set to automatically convert on April 5, 2013 and October 7, 2013, respectively.

DIVIDEND

On Februrary 13, 2013, the Company’s Board of Directors declared the first quarter 2013 Series A preferred distribution of $0.4861 per preferred share, for the period beginning December 20, 2012, which will be paid on April 1, 2013, to shareholders of record on March 21, 2013.

On February 13, 2013, the Company’s Board of Directors also declared the first quarter 2013 quarterly cash dividend of $0.165625 per share on all classes of outstanding common shares of RPAI. The common dividend will be paid on April 10, 2013, to common shareholders of record on March 29, 2013. The effective record date will be March 28, 2013, as March 29, 2013 is a NYSE holiday.

WEBCAST AND SUPPLEMENTAL INFORMATION

Retail Properties of America’s management team will hold a webcast, on Wednesday, February 20, 2013 at 11:00 AM EST, to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.

A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.

A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM EST on February 20, 2013, until midnight EST on May 31, 2013. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and enter pin number 407373.

The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.

ABOUT RPAI

Retail Properties of America, Inc. is a fully integrated, self-administered and self-managed real estate investment trust that owns and operates high quality, strategically located shopping centers across 35 states. The Company is one of the largest owners and operators of shopping centers in the United States. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that, subject to the following limitations, FFO, which is a non-GAAP performance measure, provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.

The Company also reports Operating FFO, which is defined as FFO excluding the impact to earnings from the early extinguishment of debt and other items as denoted within the calculation that management does not believe are representative of the operating results of the Company’s core business platform. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, and “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

The Company also reports same store NOI.  The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Same store NOI represents NOI from the Company’s same store portfolio consisting of 239 operating properties acquired or placed in service prior to January 1, 2011, except for the three operating properties that were classified as held for sale as of December 31, 2012, which are accounted for as discontinued operations. In addition, University Square, the property for which the Company has ceased making the monthly debt service payment and for which the Company has attempted to negotiate with the lender, is excluded, due to the uncertainty of the timing of transfer of ownership of this property. Management believes that NOI and same store NOI are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. Management believes that NOI and same store NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income. Management uses NOI and same store NOI to evaluate the Company’s performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease

v

structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as an alternative measure of the Company’s financial performance.

Adjusted EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. Management believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.

Net Debt to Adjusted EBITDA represents (i) total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior 3 months, annualized. Net Debt and Preferred Stock to Adjusted EBITDA represents (i) total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior 3 months, annualized. The Company believes that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, and total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.

CONTACT INFORMATION

Sarah Byrnes, VP Investor Relations

Retail Properties of America, Inc.

630.634.4243

Retail Properties of America, Inc.

FFO and Operating FFO Guidance (a)

	Per Share Guidance Range
	Full Year 2013
	Low	High

Net income available to common shareholders	$0.02	$0.06
Depreciation and amortization	0.98	0.98
Provision for impairment of investment properties	-	-
Gain on sales of investment properties	(0.18)	(0.18)
Noncontrolling interests’ share of depreciation related to consolidated joint ventures	-	-
FFO	$0.82	$0.86

Impact on earnings from the early extinguishment of debt, net	0.06	0.06
Other	-	-
Operating FFO	$0.88	$0.92

(a)         Includes amounts from discontinued operations and our pro rata share from our investment property unconsolidated joint ventures.

Retail Properties of America, Inc.

Consolidated Balance Sheets

(amounts in thousands, except par value amounts)

(unaudited)

	December 31,	December 31,
	2012	2011
Assets
Investment properties:
Land	$1,209,523	$1,334,363
Building and other improvements	4,703,859	5,057,252
Developments in progress	49,496	49,940
	5,962,878	6,441,555
Less accumulated depreciation	(1,275,787)	(1,180,767)
Net investment properties	4,687,091	5,260,788

Cash and cash equivalents	138,069	136,009
Investment in marketable securities, net	-	30,385
Investment in unconsolidated joint ventures	56,872	81,168
Accounts and notes receivable (net of allowances of $6,452 and $8,231, respectively)	85,431	94,922
Acquired lease intangibles, net	125,706	174,404
Assets associated with investment properties held for sale	8,922	-
Other assets, net	135,336	164,218
Total assets	$5,237,427	$5,941,894

Liabilities and Equity
Liabilities:
Mortgages and notes payable, net (includes unamortized premium of $0 and $10,858, respectively, and unamortized discount of $(1,492) and $(2,003), respectively)	$2,212,089	$2,926,218
Credit facility	380,000	555,000
Accounts payable and accrued expenses	73,983	83,012
Distributions payable	38,200	31,448
Acquired below market lease intangibles, net	74,648	81,321
Other financings	-	8,477
Co-venture obligation	-	52,431
Liabilities associated with investment properties held for sale	60	-
Other liabilities	82,694	66,944
Total liabilities	2,861,674	3,804,851

Redeemable noncontrolling interests	-	525

Commitments and contingencies

Equity (a):
Preferred stock, $0.001 par value, 10,000 shares authorized
7.00% Series A cumulative redeemable preferred stock, 5,400 and 0 shares issued and outstanding at December 31, 2012 and 2011, respectively; liquidation preference $135,000	5	-
Class A common stock, $0.001 par value, 475,000 shares authorized, 133,606 and 48,382 shares issued and outstanding at December 31, 2012 and 2011, respectively	133	48
Class B-1 common stock, $0.001 par value, 55,000 shares authorized, 0 and 48,382 shares issued and outstanding at December 31, 2012 and 2011, respectively	-	48
Class B-2 common stock, $0.001 par value, 55,000 shares authorized, 48,518 and 48,382 shares issued and outstanding at December 31, 2012 and 2011, respectively	49	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized, 48,519 and 48,383 shares issued and outstanding at December 31, 2012 and 2011, respectively	49	49
Additional paid-in capital	4,835,370	4,427,977
Accumulated distributions in excess of earnings	(2,460,093)	(2,312,877)
Accumulated other comprehensive (loss) income	(1,254)	19,730
Total shareholders’ equity	2,374,259	2,135,024
Noncontrolling interests	1,494	1,494
Total equity	2,375,753	2,136,518
Total liabilities and equity	$5,237,427	$5,941,894

(a)

On March 20, 2012, we effectuated a ten-to-one reverse stock split of our then outstanding common stock. Immediately following the reverse stock split, we redesignated all of our common stock as Class A common stock. On March 21, 2012, we paid a stock dividend pursuant to which each then outstanding share of our Class A common stock received one share of Class B-1 common stock, one share of Class B-2 common stock and one share of Class B-3 common stock. These transactions are referred to as the Recapitalization. All common stock share amounts and related dollar amounts give retroactive effect to the Recapitalization.

4th Quarter 2012 Supplemental Information	1

Retail Properties of America, Inc.

Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues:
Rental income	$113,416	$112,631	$450,629	$449,401
Tenant recovery income	27,923	27,993	106,696	106,939
Other property income	2,194	2,261	9,698	10,095
Total revenues	143,533	142,885	567,023	566,435

Expenses:
Property operating expenses	25,517	25,220	95,812	99,114
Real estate taxes	18,952	20,189	76,193	76,580
Depreciation and amortization	54,447	54,266	217,303	218,833
Provision for impairment of investment properties	-	7,650	1,323	7,650
Loss on lease terminations	322	520	6,872	8,590
General and administrative expenses	8,187	4,223	26,878	20,605
Total expenses	107,425	112,068	424,381	431,372

Operating income	36,108	30,817	142,642	135,063

Dividend income	98	762	1,880	2,538
Interest income	16	156	72	663
(Loss) gain on extinguishment of debt	-	(84)	3,879	15,345
Equity in loss of unconsolidated joint ventures, net	(840)	(409)	(6,307)	(6,437)
Interest expense	(43,414)	(53,245)	(179,237)	(216,423)
Co-venture obligation expense	-	(1,792)	(3,300)	(7,167)
Recognized gain on marketable securities, net	9,467	-	25,840	277
Other income, net	635	709	296	2,032
Income (loss) from continuing operations	2,070	(23,086)	(14,235)	(74,109)

Discontinued operations:
(Loss) income, net	(2,767)	1,691	(24,196)	(28,884)
Gain on sales of investment properties, net	13,623	5,831	30,141	24,509
Income (loss) from discontinued operations	10,856	7,522	5,945	(4,375)
Gain on sales of investment properties, net	1,191	1,735	7,843	5,906
Net income (loss)	14,117	(13,829)	(447)	(72,578)
Net income attributable to noncontrolling interests	-	(8)	-	(31)
Net income (loss) attributable to the Company	14,117	(13,837)	(447)	(72,609)
Preferred stock dividends	(263)	-	(263)	-
Net income (loss) available to common shareholders	$13,854	$(13,837)	$(710)	$(72,609)

Earnings (loss) per common share - basic and diluted (a):
Continuing operations	$0.01	$(0.11)	$(0.03)	$(0.35)
Discontinued operations	0.05	0.04	0.03	(0.03)
Net income (loss) per common share available to common shareholders	$0.06	$(0.07)	$-	$(0.38)

Weighted average number of common shares outstanding - basic and diluted (a)	230,597	193,444	220,464	192,456

(a)	All common stock share amounts and per share amounts give retroactive effect to the Recapitalization.

4th Quarter 2012 Supplemental Information	2

Retail Properties of America, Inc.

Funds From Operations (FFO), Operating FFO and Additional Information

(amounts in thousands, except per share amounts and percentages)

(unaudited)

FFO and Operating FFO (a) (b)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net income (loss) available to common shareholders	$13,854	$(13,837)	$(710)	$(72,609)
Depreciation and amortization	58,508	61,797	247,108	255,182
Provision for impairment of investment properties	2,439	8,288	27,369	43,937
Gain on sales of investment properties	(14,814)	(7,566)	(37,984)	(30,415)
Noncontrolling interests’ share of depreciation related to consolidated joint ventures	-	(178)	-	(990)
FFO	$59,987	$48,504	$235,783	$195,105

FFO per common share outstanding	$0.26	$0.25	$1.07	$1.01

FFO	$59,987	$48,504	$235,783	$195,105
Impact on earnings from the early extinguishment of debt, net	641	(1,276)	(10,860)	(20,813)
Excise tax accrual	-	-	4,594	-
Recognized gain on marketable securities	(9,467)	-	(25,840)	(277)
Other	-	(453)	(1,627)	(453)
Operating FFO	$51,161	$46,775	$202,050	$173,562

Operating FFO per common share outstanding	$0.22	$0.24	$0.92	$0.90

Weighted average number of common shares outstanding	230,597	193,444	220,464	192,456

Dividends declared per common share	$0.16563	$0.16250	$0.66250	$0.62656

Additional Information (b)
Operating property maintenance capital expenditures (c)	$3,985	$4,583	$11,217	$8,903
Operating property lease-related expenditures (d)	$15,604	$10,487	$72,787	$32,732
Straight-line rental income, net	$(89)	$407	$1,080	$684
Amortization of above and below market leases and lease inducements (e)	$140	$443	$(105)	$2,304
Straight-line ground rent expense	$922	$948	$3,784	$3,801

(a)	Refer to page 19 for definitions of FFO and Operating FFO.

(b)	Includes amounts from discontinued operations and our pro rata share from our investment property unconsolidated joint ventures.

(c)	Consists of payments for building and site improvements.

(d)

Consists of payments for tenant improvements, lease commissions and lease inducements. Totals for the year ended December 31, 2012 are inclusive of $29,127 of lease-related expenditures to extend the terms of leases on approximately 819,000 square feet at our Aon Hewitt West Campus single-tenant office property located in Lincolnshire, Illinois, which was sold on November 16, 2012.

(e)

Amortization of above and below market leases and lease inducements in the table above includes the write-off of tenant-related above and below market lease intangibles and lease inducements that are presented within “Loss on lease terminations” in the Consolidated Statements of Operations. For the three months ended December 31, 2012 and 2011, the balances were $84 and $35, respectively. For the year ended December 31, 2012 and 2011, the balances were $(676) and $805, respectively.

4th Quarter 2012 Supplemental Information	3

Retail Properties of America, Inc.

Supplemental Financial Statement Detail

(amounts in thousands)

(unaudited)

Supplemental Balance Sheet Detail	December 31,	December 31,
	2012	2011
Accounts and Notes Receivable
Accounts receivable (net of allowances of $5,514 and $5,975, respectively)	$32,143	$36,105
Straight-line receivables (net of allowances of $638 and $1,956, respectively)	53,288	58,817
Notes receivable (net of allowances of $300)	-	-
Total	$85,431	$94,922

Other Assets, net
Deferred costs, net	$50,550	$51,862
Restricted cash and escrows	63,539	91,533
Other assets, net	21,247	20,823
Total	$135,336	$164,218

Other Liabilities
Unearned income	$25,791	$19,057
Straight-line ground rent liability	32,591	28,872
Fair value of derivatives	2,778	2,891
Other liabilities	21,534	16,124
Total	$82,694	$66,944

Developments in Progress
Active developments	$3,155	$3,599
Property available for future development	46,341	46,341
Total	$49,496	$49,940

Supplemental Statements of Operations Detail	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Rental Income
Base rent	$111,252	$109,617	$441,696	$440,900
Percentage and specialty rent	2,030	2,251	6,780	7,076
Straight-line rent	(106)	346	809	(157)
Amortization of above and below market leases and lease inducements	240	417	1,344	1,582
Total	$113,416	$112,631	$450,629	$449,401

Other Property Income
Lease termination income	$390	$304	$2,030	$1,187
Other property income	1,804	1,957	7,668	8,908
Total	$2,194	$2,261	$9,698	$10,095

Loss on Lease Terminations
Write-off of tenant-related tenant improvements and in-place lease values	$458	$555	$6,281	$9,582
Write-off of tenant-related above & below market lease intangibles and lease inducements	(136)	(35)	591	(992)
Total	$322	$520	$6,872	$8,590

Bad Debt Expense	$347	$267	$628	$1,670

Straight-line Ground Rent Expense	$922	$948	$3,784	$3,801

Management Fee Income from Joint Ventures (a)	$784	$237	$2,963	$1,819

Capitalized Interest	$-	$-	$-	$197

Net Operating Income (NOI)

Same Store NOI (b)
Rental income	$111,235	$109,945	$439,021	$434,680
Tenant recovery income	27,374	26,801	104,711	103,317
Other property income	2,124	2,198	9,239	9,776
Property operating expenses	(23,785)	(23,261)	(89,198)	(90,766)
Real estate taxes	(18,408)	(17,711)	(71,622)	(71,404)
Same Store NOI (c)	$98,540	$97,972	$392,151	$385,603
NOI from Other Investment Properties (b) (d)	$1,312	$(166)	$4,498	$7,466
Total NOI (b)	$99,852	$97,806	$396,649	$393,069

Combined NOI (b) (e)	$103,419	$101,091	$410,056	$402,630

NOI from Discontinued Operations (b)	$2,145	$9,132	$25,770	$37,521

(a)	Amounts are included in "Other income, net" in the Consolidated Statements of Operations.

(b)	Refer to pages 19 - 23 for definitions and reconciliations of non-GAAP financial measures.

(c)

Same Store NOI includes NOI of $17 and net operting loss (NOL) of $(28) for the three months ended December 31, 2012 and 2011, respectively, and NOL of $(125) and $(203) for the year ended December 31, 2012 and 2011, respectively, from the two former Mervyns properties that were not sold or classified as held for sale as of December 31, 2012.

(d)

NOI from Other Investment Properties includes NOI of $95 and NOL of $(703) for the three months ended December 31, 2012 and 2011, respectively, and NOL of $(2,254) and $(378) for the year ended December 31, 2012 and 2011, respectively, from University Square, the property securing the $26,865 mortgage that had matured in 2010, and which remains outstanding as of December 31, 2012.

(e)	Combined data and ratios include our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

4th Quarter 2012 Supplemental Information	4

Retail Properties of America, Inc.

Capitalization

(amounts in thousands, except ratios)

Capitalization Data
	December 31,	December 31,
	2012	2011
Equity Capitalization
Common stock shares outstanding (a)	230,643	193,529
Common share price at December 31, 2012	$11.97	n/a
	2,760,797	n/a
Series A preferred stock	135,000	n/a
Total equity	$2,895,797	n/a

Debt Capitalization
Fixed rate mortgages	$2,078,162	$2,691,323
Variable rate mortgages	10,419	79,599
Premium, net of accumulated amortization	-	10,858
Discount, net of accumulated amortization	(1,492)	(2,003)
Total mortgage debt, net	2,087,089	2,779,777

Notes payable	125,000	138,900
Margin payable	-	7,541
Credit facility	380,000	555,000
Total consolidated debt capitalization	2,592,089	3,481,218

Pro rata share of our investment property unconsolidated joint ventures' total debt	103,540	111,204
Premium, net of accumulated amortization	2,138	3,423
Discount, net of accumulated amortization	(199)	(245)
Total mortgage debt, net	105,479	114,382

Combined debt capitalization	2,697,568	3,595,600

Total capitalization at end of period	$5,593,365	$3,595,600	(b)

Reconciliation of Debt to Total Net Debt and Combined Net Debt

	December 31,		December 31,
	2012		2011

Total debt	$2,592,089		$3,481,218
Less: cash and cash equivalents	(138,069)		(136,009)
Net debt	2,454,020		3,345,209
Adjusted EBITDA (c) (d)	371,624		406,944
Net Debt to Adjusted EBITDA	6.6	x	8.2	x
Net Debt and Preferred Stock to Adjusted EBITDA	7.0	x	8.2	x

Net debt	2,454,020		3,345,209
Add: pro rata share of our investment property unconsolidated joint ventures' total debt	105,479		114,382
Less: pro rata share of our investment property unconsolidated joint ventures' cash and cash equivalents	(3,308)		(13,238)
Combined net debt	2,556,191		3,446,353
Combined Adjusted EBITDA (c) (d)	386,264		421,780
Combined Net Debt to Combined Adjusted EBITDA	6.6	x	8.2	x
Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA	7.0	x	8.2	x

(a)	All common stock share amounts give retroactive effect to the Recapitalization.

(b)	2011 amount does not include any equity capitalization.

(c)	For purposes of these ratio calculations, annualized three months ended figures were used.

(d)	Refer to pages 19 - 23 for definitions and reconciliations of non-GAAP financial measures.

4th Quarter 2012 Supplemental Information	5

Retail Properties of America, Inc.

Unsecured Credit Facility Covenants (a)

(amounts in thousands, except percentages and ratios)

			December 31,
	Covenant		2012

Leverage ratio	< 60%	(b) (c)	47.14%

Fixed charge coverage ratio	> 1.45x	(d)	1.87x

Secured indebtedness as a percentage of Total Asset Value	< 52.50%	(c) (e)	38.66%

Guaranteed and recourse indebtedness	< $100,000		$16,431

Unencumbered asset pool covenants:

Leverage ratio	< 60%	(c)	24.54%

Debt service coverage	> 1.50x	(f)	3.84x

(a)

For a complete listing of all covenants related to our unsecured credit facility as well as covenant definitions, refer to the Second Amended and Restated Credit Agreement filed as Exhibit 10.4 to Amendment No. 5 of our Form S-11, dated March 9, 2012.

(b)	This ratio may be increased once to 62.5% for two consecutive quarters, if necessary.

(c)	Based upon a capitalization rate of 7.5%.

(d)	This ratio will be increased to 1.50x beginning on the date of issuance of our Annual Report on Form 10-K for the year ended December 31, 2012.

(e)

This ratio will be decreased to 50% on the date of issuance of our financial statements for the quarter ending March 31, 2013 and further reduced to 45% on the date of issuance of our financial statements for the quarter ending March 31, 2014.

(f)	This ratio is based on implied coverage assuming a debt constant.

4th Quarter 2012 Supplemental Information	6

Retail Properties of America, Inc.

Consolidated Debt Summary as of December 31, 2012

(dollar amounts in thousands)

	Balance	Weighted Average (WA) Contractual Interest Rate		WA Years to Maturity
Fixed rate:
Mortgages payable (a)	$1,591,675	5.79%		5.1 years
IW JV mortgages payable	486,487	7.50%		6.9 years
IW JV senior mezzanine note (b)	85,000	12.24%	(c)	6.9 years
IW JV junior mezzanine note (b)	40,000	14.00%	(c)	6.9 years
	2,203,162	6.56%		5.6 years
Variable rate:
Construction loan	10,419	2.50%		1.8 years

Total mortgages and notes payable	2,213,581	6.54%		5.6 years

Unsecured credit facility:
Fixed rate term loan (d)	300,000	2.79%		3.2 years
Variable rate revolving line of credit	80,000	2.50%		2.2 years
Total unsecured credit facility	380,000	2.73%		2.9 years

Total consolidated indebtedness	$2,593,581	5.98%	(e)	5.2 years

Consolidated Debt Maturity Schedule as of December 31, 2012

Year	Fixed Rate	Variable Rate	Total (a)		% of Total	WA Rates on Total Debt

2013	$236,194	$-	$236,194		9.1%	5.76%
2014	178,199	10,419	188,618		7.3%	6.93%
2015	452,355	80,000	532,355		20.5%	5.31%
2016	338,239	-	338,239		13.0%	3.18%
2017	286,060	-	286,060		11.0%	5.73%
2018	12,837	-	12,837		0.5%	6.89%
2019	640,304	-	640,304	(b)	24.7%	8.53%
2020	22,927	-	22,927		0.9%	7.52%
2021	3,884	-	3,884		0.1%	5.03%
2022	179,476	-	179,476		6.9%	4.86%
Thereafter	152,687	-	152,687		6.0%	4.53%
Total	$2,503,162	$90,419	$2,593,581		100.0%	5.98%	(e)

(a)

Balance does not include mortgage discount of $1,492, net of accumulated amortization, that was outstanding as of December 31, 2012. Balance includes the University Square mortgage of $26,865, which is included in the 2013 row in the Consolidated Debt Maturity Schedule.

(b)	On February 1, 2013, we repaid the entire $125,000 balance of the IW JV senior and junior mezzanine notes and incurred a 5% prepayment fee.

(c)

Interest rates presented exclude the impact of capitalized loan fee amortization. As of December 31, 2012, our interest rates including the impact of loan fee amortization on the IW JV senior and junior mezzanine notes were 12.53% and 14.29%, respectively.

(d)

In July 2012, we entered into a $300,000 interest rate swap transaction to fix the variable rate portion of our term loan to a fixed rate of 0.54% from July 31, 2012 through February 24, 2016, the maturity date of the unsecured term loan. The margin on the unsecured term loan is based on a leverage grid and ranges from 1.75% to 2.50%. The applicable margin was 2.25% as of December 31, 2012.

(e)

Interest rates presented exclude the impact of discount amortization, capitalized loan fee amortization and the increase in contractual interest rates for the mortgage where we have triggered the hyper-amortization provision of the loan agreement. As of December 31, 2012, our overall weighted average interest rate for consolidated debt including the impact of discount amortization, loan fee amortization and the higher hyper-amortization interest rate was 6.44%.

4th Quarter 2012 Supplemental Information	7

Retail Properties of America, Inc.

Acquisitions and Dispositions for the Year Ended December 31, 2012

(amounts in thousands, except square footage amounts)

Acquisitions:

				Gross (at 100%)			Pro Rata Share
Property Name	Acquisition Date	Joint Venture (a)	Property Type	Gross Leasable Area (GLA)	Purchase Price	Mortgage Debt Incurred	GLA	Purchase Price	Mortgage Debt Incurred
Consolidated
Hickory Ridge (b)	October 30, 2012	n/a	Multi-tenant retail (b)	45,000	$2,806	$-	45,000	$2,806	$-

Dispositions:

				Gross (at 100%)			Pro Rata Share
Property Name	Disposition Date	Joint Venture (a)	Property Type	GLA	Consideration	Mortgage Debt Extinguished	GLA	Consideration	Mortgage Debt Extinguished
Consolidated
CVS - Jacksonville	February 1, 2012	n/a	Single-user retail	13,800	$5,800	$-	13,800	$5,800	$-
GMAC Insurance Building (c)	April 10, 2012	n/a	Single-user office	501,000	23,570	23,570	501,000	23,570	23,570
Cost Plus Distribution Center	August 17, 2012	n/a	Single-user industrial	1,035,800	63,000	16,300	1,035,800	63,000	16,300
Various (d)	September 18, 2012	n/a	Single-user retail	1,000,400	100,400	97,253	1,000,400	100,400	97,253
Various (e)	September 25, 2012	n/a	Multi-tenant retail	132,600	19,050	-	132,600	19,050	-
Winco - Ventura (former Mervyns)	September 28, 2012	n/a	Single-user retail	75,200	8,015	-	75,200	8,015	-
Mervyns - Bakersfield	October 5, 2012	n/a	Single-user retail	75,100	3,250	-	75,100	3,250	-
Giant Eagle	October 11, 2012	n/a	Single-user retail	116,100	22,400	-	116,100	22,400	-
Pro’s Ranch Market (former Mervyns)	November 1, 2012	n/a	Single-user retail	75,500	7,750	-	75,500	7,750	-
Mervyns - McAllen	November 15, 2012	n/a	Single-user retail	78,000	4,096	-	78,000	4,096	-
Aon Hewitt West Campus	November 16, 2012	n/a	Single-user office	818,700	148,000	117,183	818,700	148,000	117,183
American Express - Phoenix	December 10, 2012	n/a	Single-user office	117,600	5,560	-	117,600	5,560	-
Carmax - San Antonio	December 13, 2012	n/a	Single-user retail	60,800	13,000	-	60,800	13,000	-
Mor Furniture	December 19, 2012	n/a	Single-user retail	37,300	4,150	-	37,300	4,150	-
Mervyns - Fontana	December 24, 2012	n/a	Single-user retail	79,000	10,800	-	79,000	10,800	-
Various (f)	December 31, 2012	n/a	Multi-tenant retail	203,400	36,790	-	203,400	36,790	-
Other (g)	Various	n/a	Various	-	11,348	744	-	11,348	744
				4,420,300	$486,979	$255,050	4,420,300	$486,979	$255,050

Unconsolidated
Westminster, CO	May 7, 2012	Hampton	Single-user retail	43,200	$2,000	$1,853	41,400	$1,918	$1,777
Lakewood, CO	July 18, 2012	Hampton	Multi-tenant retail	43,500	3,450	3,182	41,700	3,309	3,052
				86,700	$5,450	$5,035	83,100	$5,227	$4,829

Transactions Between RPAI Entities:

				Gross (at 100%)			Pro Rata Share
Property Name	Transaction Date	Acquiring Joint Venture (a)	Property Type	GLA	Consideration	Mortgage Debt Incurred	GLA	Consideration	Mortgage Debt Incurred
Southlake Corners	February 23, 2012	RioCan (h)	Multi-tenant retail	134,900	$35,366	$20,945	26,980	$7,073	$4,189

(a)	As of December 31, 2012, we held 20.0%, 20.0% and 95.9% ownership interests in our RioCan, MS Inland and Hampton unconsolidated joint ventures, respectively.

(b)	We acquired a fully occupied 45,000 square foot building located at our Hickory Ridge property that was subject to a ground lease with us prior to the transaction.

(c)	On April 10, 2012, we transferred this property to the lender through a deed-in-lieu of foreclosure transaction.

(d)	We sold 13 former Mervyns properties located throughout California in a single transaction on September 18, 2012.

(e)	The terms of the sale of three properties located near Dallas, Texas were negotiated as a single transaction.

(f)	The terms of the sale of two properties located near Dallas, Texas were negotiated as a single transaction.

(g)	Includes proceeds from earnouts, the sale of parcels/outlots at certain operating properties and condemnation awards.

(h)	Our RioCan joint venture acquired Southlake Corners from our MS Inland joint venture.

4th Quarter 2012 Supplemental Information	8

Retail Properties of America, Inc.

Property Overview as of December 31, 2012

(dollar amounts and square footage in thousands)

Consolidated Operating Properties at 100%:

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	Annualized Base Rent (ABR)	% of Total ABR (a)	ABR Per Occupied Sq. Ft.
Retail:
North	82	10,515	32.2%	91.2%	92.8%	$135,664	32.2%	$14.15
East	67	8,568	26.2%	92.9%	94.5%	103,295	24.5%	12.98
West (b)	31	6,549	20.0%	84.6%	90.6%	83,335	19.8%	15.04
South	50	7,039	21.6%	89.2%	90.8%	98,941	23.5%	15.76
Total - Retail	230	32,671	100.0%	89.9%	92.4%	421,235	100.0%	14.34

Other:
Office	10	1,898		100.0%	100.0%	22,845		12.04
Industrial	2	287		100.0%	100.0%	1,610		5.61
Total Other	12	2,185		100.0%	100.0%	24,455		11.19

Total Consolidated Operating Portfolio	242	34,856		90.5%	92.9%	$445,690		$14.13

Unconsolidated Operating Properties at 100%:

Property Type/Region	RPAI Ownership%	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (a)	ABR Per Occupied Sq. Ft.
Retail:
North	20.0%	1	221	5.0%	99.4%	99.4%	$4,488	6.7%	$20.47
East	20.0%	3	538	12.2%	85.0%	85.4%	7,040	10.5%	15.38
West	95.9%	2	97	2.2%	100.0%	100.0%	1,271	1.9%	13.12
South	20.0%	16	3,565	80.6%	94.9%	95.8%	54,065	80.9%	15.97
Total - Retail		22	4,421	100.0%	94.1%	94.8%	$66,864	100.0%	$16.08

Total Pro Rata Operating Portfolio (c):

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (a)	ABR Per Occupied Sq. Ft.
Retail:
North	83	10,559	31.4%	91.2%	92.9%	$136,562	31.6%	$14.17
East	70	8,676	25.8%	92.8%	94.4%	104,703	24.0%	13.01
West (b)	33	6,642	19.8%	84.8%	90.7%	84,554	19.2%	15.01
South	66	7,752	23.0%	89.7%	91.2%	109,754	25.2%	15.78
Total - Retail	252	33,629	100.0%	90.0%	92.5%	435,573	100.0%	14.39

Other:
Office	10	1,898		100.0%	100.0%	22,845		12.04
Industrial	2	287		100.0%	100.0%	1,610		5.61
Total Other	12	2,185		100.0%	100.0%	24,455		11.19

Total Pro Rata Share	264	35,814		90.6%	92.9%	$460,028		$14.17

(a)	Percentages are only provided for our retail operating portfolio.

(b)	Excludes three single-user retail properties classified as held for sale as of December 31, 2012.

(c)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

4th Quarter 2012 Supplemental Information	9

Retail Properties of America, Inc.

State/Regional Summary as of December 31, 2012

(dollar amounts and square footage in thousands)

Total Pro Rata Operating Portfolio (a):

Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (b)	ABR Per Occupied Sq. Ft.
Retail
North
Connecticut	5	449	1.3%	92.4%	98.0%	$7,253	1.7%	$17.49
Indiana	4	653	1.9%	92.4%	92.4%	5,520	1.3%	9.14
Maine	2	423	1.3%	92.7%	97.5%	3,980	0.9%	10.14
Maryland	8	2,299	6.9%	92.4%	94.6%	32,776	7.5%	15.42
Massachusetts	5	1,184	3.5%	89.8%	95.4%	12,134	2.8%	11.41
Michigan	2	467	1.4%	95.5%	95.5%	8,105	1.9%	18.17
New Jersey	3	449	1.3%	92.4%	92.4%	4,700	1.1%	11.33
New York	32	1,552	4.6%	97.8%	97.8%	24,651	5.7%	16.24
Ohio	6	990	2.9%	74.3%	74.3%	9,813	2.3%	13.35
Pennsylvania	12	1,335	4.0%	94.0%	94.1%	16,564	3.8%	13.20
Rhode Island	3	271	0.8%	84.7%	87.1%	3,355	0.8%	14.60
Vermont	1	487	1.5%	89.8%	90.1%	7,711	1.8%	17.64
Subtotal - North	83	10,559	31.4%	91.2%	92.9%	136,562	31.6%	14.17

East
Alabama	6	372	1.1%	95.6%	96.8%	4,627	1.1%	13.02
Florida	14	1,596	4.8%	90.0%	94.4%	20,548	4.7%	14.31
Georgia	14	1,857	5.5%	93.4%	94.0%	20,217	4.6%	11.65
Illinois	7	990	2.9%	95.1%	95.8%	16,196	3.7%	17.20
Missouri	5	812	2.4%	83.7%	86.4%	7,405	1.7%	10.90
North Carolina	3	680	2.0%	99.7%	99.7%	7,264	1.7%	10.71
South Carolina	12	1,271	3.8%	93.5%	95.2%	13,842	3.2%	11.66
Tennessee	7	712	2.1%	93.8%	93.8%	7,500	1.7%	11.23
Virginia	2	386	1.2%	94.9%	96.6%	7,104	1.6%	19.38
Subtotal - East	70	8,676	25.8%	92.8%	94.4%	104,703	24.0%	13.01

West
Arizona	4	772	2.3%	85.7%	92.5%	10,671	2.4%	16.12
California (c)	10	1,411	4.2%	82.9%	95.2%	22,323	5.1%	19.07
Colorado	4	572	1.7%	90.9%	93.4%	5,841	1.3%	11.24
Iowa	1	134	0.4%	91.9%	94.0%	1,503	0.3%	12.18
Kansas	1	237	0.7%	100.0%	100.0%	2,321	0.5%	9.81
Montana	1	162	0.5%	87.7%	100.0%	1,629	0.4%	11.48
Nevada	3	614	1.8%	79.4%	85.4%	8,322	1.9%	17.07
New Mexico	1	224	0.7%	88.3%	97.9%	2,983	0.7%	15.06
Utah	2	717	2.1%	80.6%	83.3%	10,160	2.3%	17.58
Washington	4	1,376	4.1%	82.8%	85.1%	14,148	3.2%	12.42
Wisconsin	2	423	1.3%	89.3%	93.4%	4,653	1.1%	12.34
Subtotal - West	33	6,642	19.8%	84.8%	90.7%	84,554	19.2%	15.01

South
Louisiana	3	311	0.9%	100.0%	100.0%	3,857	0.9%	12.39
Oklahoma	6	164	0.5%	100.0%	100.0%	2,357	0.5%	14.40
Texas	57	7,277	21.6%	89.0%	90.7%	103,540	23.8%	15.98
Subtotal - South	66	7,752	23.0%	89.7%	91.2%	109,754	25.2%	15.78

Total - Pro Rata Retail	252	33,629	100.0%	90.0%	92.5%	435,573	100.0%	14.39

Other
Office	10	1,898		100.0%	100.0%	22,845		12.04
Industrial	2	287		100.0%	100.0%	1,610		5.61
Total - Pro Rata Other	12	2,185		100.0%	100.0%	24,455		11.19

Total Pro Rata Operating Portfolio	264	35,814		90.6%	92.9%	$460,028		$14.17

(a)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

(b)	Percentages are only provided for our retail operating portfolio.

(c)	Excludes three single-user retail properties classified as held for sale as of December 31, 2012.

4th Quarter 2012 Supplemental Information	10

Retail Properties of America, Inc.

Retail Operating Portfolio Occupancy Breakdown as of December 31, 2012

(square footage amounts in thousands)

Consolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	82	10,515	91.2%	6,451	95.2%	1,900	93.1%	956	81.9%	1,208	74.4%
East	67	8,568	92.9%	4,637	97.9%	1,611	95.9%	768	90.8%	1,552	75.7%
West (a)	31	6,549	84.6%	3,452	89.5%	1,284	82.9%	704	76.8%	1,109	76.3%
South	50	7,039	89.2%	3,053	95.3%	1,387	89.5%	981	87.5%	1,618	78.4%
Total - Consolidated at 100%	230	32,671	89.9%	17,593	94.8%	6,182	90.9%	3,409	84.5%	5,487	76.3%

Total - % Leased including Signed	230	32,671	92.4%	17,593	96.5%	6,182	95.6%	3,409	87.6%	5,487	78.9%

Unconsolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	1	221	99.4%	73	100.0%	128	100.0%	6	100.0%	14	90.1%
East	3	538	85.0%	274	82.1%	116	100.0%	46	87.6%	102	75.0%
West	2	97	100.0%	80	100.0%	14	100.0%	—	0.00%	3	100.0%
South	16	3,565	94.9%	1,761	100.0%	457	95.0%	484	86.1%	863	89.6%
Total - Unconsolidated at 100%	22	4,421	94.1%	2,188	97.8%	715	96.8%	536	86.4%	982	88.1%

Total - % Leased including Signed	22	4,421	94.8%	2,188	97.8%	715	100.0%	536	86.4%	982	89.0%

Total Pro Rata Retail Operating Portfolio (b):

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	83	10,559	91.2%	6,466	95.2%	1,926	93.1%	957	82.0%	1,210	74.4%
East	70	8,676	92.8%	4,692	97.7%	1,634	96.0%	777	90.8%	1,573	75.7%
West (a)	33	6,642	84.8%	3,529	89.7%	1,297	83.1%	704	76.8%	1,112	76.4%
South	66	7,752	89.7%	3,405	95.8%	1,479	89.9%	1,078	87.4%	1,790	79.5%
Total - Pro Rata Share	252	33,629	90.0%	18,092	94.9%	6,336	91.1%	3,516	84.5%	5,685	76.8%

Total - % Leased including Signed	252	33,629	92.5%	18,092	96.5%	6,336	95.7%	3,516	87.4%	5,685	79.0%

(a)	Excludes three single-user retail properties classified as held for sale as of December 31, 2012.

(b)	Includes our consolidated retail operating properties plus our pro rata share of unconsolidated retail operating properties.

4th Quarter 2012 Supplemental Information	11

Retail Properties of America, Inc.

Top Retail Tenants as of December 31, 2012

(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio, including our pro rata share of unconsolidated joint ventures, based on ABR as of December 31, 2012. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	Occupied GLA	% of Occupied GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.
Best Buy Co., Inc.	Best Buy, Best Buy Mobile, Pacific Sales	31	1,069	3.5%	$14,581	3.3%	$13.64

Ahold USA, Inc.	Giant Foods, Stop & Shop	11	661	2.2%	13,033	3.0%	19.72

The TJX Companies Inc.	HomeGoods, Marshalls, TJ Maxx	48	1,266	4.2%	12,105	2.8%	9.56

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus Inc.	36	872	2.9%	11,309	2.6%	12.97

Ross Stores, Inc.		41	1,060	3.5%	10,910	2.5%	10.29

Rite Aid Corporation		35	425	1.4%	10,399	2.4%	24.47

PetSmart, Inc.		40	703	2.3%	9,883	2.3%	14.06

The Home Depot, Inc.		9	1,097	3.6%	9,135	2.1%	8.33

The Sports Authority, Inc.		17	690	2.3%	7,952	1.8%	11.52

SUPERVALU INC.	Acme, Jewel-Osco, Save-A-Lot, Shaw’s Supermarkets, Shop N Save, Shoppers Food Warehouse	10	562	1.9%	7,705	1.8%	13.71

Pier 1 Imports, Inc.		38	378	1.2%	7,055	1.6%	18.66

Michaels Stores, Inc.		30	611	2.0%	6,859	1.6%	11.23

Publix Super Markets Inc.		15	634	2.1%	6,703	1.5%	10.57

Edwards Theaters, Inc.		2	219	0.7%	6,558	1.5%	29.95

Dicks Sporting Goods, Inc.	Dick’s Sporting Goods, Golf Galaxy	12	518	1.7%	6,348	1.5%	12.25

Wal-Mart Stores, Inc.	Wal-Mart, Sam’s Club	6	902	3.0%	5,984	1.4%	6.63

Kohl’s Corporation		10	849	2.8%	5,826	1.3%	6.86

Office Depot, Inc.		21	420	1.4%	5,513	1.3%	13.13

Ascena Retail Group Inc.	Catherine’s, Dress Barn, Fashion Bug, Justice, Lane Bryant, Maurices	57	282	0.9%	5,268	1.2%	18.68

Staples, Inc .		18	342	1.1%	4,687	1.1%	13.70
Total Top Retail Tenants		487	13,560	44.7%	$167,813	38.6%	$12.38

4th Quarter 2012 Supplemental Information	12

Retail Properties of America, Inc.

Retail Leasing Activity Summary

(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio including our pro rata share of unconsolidated joint ventures as of December 31, 2012 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Improvements PSF
Q4 2012	178	1,094	$16.86	$15.98	5.51%	6.70	$15.93
Q3 2012	166	1,023	$16.94	$16.00	5.88%	5.54	$7.70
Q2 2012	174	727	$18.59	$17.70	5.03%	6.00	$10.31
Q1 2012	154	729	$19.49	$19.44	0.26%	6.74	$19.01
Total - 12 months	672	3,573	$17.65	$16.89	4.50%	6.24	$13.06

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements PSF
Q4 2012	111	686	$16.18	$15.02	7.72%	5.76	$2.24
Q3 2012	113	737	$16.42	$15.64	4.99%	4.65	$0.90
Q2 2012	101	345	$18.79	$18.02	4.27%	4.18	$1.02
Q1 2012	81	257	$22.10	$21.09	4.79%	4.64	$1.04
Total - 12 months	406	2,025	$17.46	$16.53	5.63%	4.91	$1.39

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements PSF
Q4 2012	24	91	$22.07	$23.26	(5.12%)	7.61	$25.37
Q3 2012	19	83	$21.59	$19.16	12.68%	7.85	$29.88
Q2 2012	17	106	$17.93	$16.68	7.49%	8.51	$32.85
Q1 2012	24	158	$15.25	$16.77	(9.06%)	9.10	$37.91
Total - 12 months	84	438	$18.51	$18.54	(0.16%)	8.32	$32.57

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements PSF
Q4 2012	43	317	$15.60	n/a	n/a	8.44	$42.87
Q3 2012	34	203	$13.27	n/a	n/a	7.92	$23.36
Q2 2012	56	276	$15.51	n/a	n/a	7.74	$13.22
Q1 2012	49	314	$13.43	n/a	n/a	8.17	$24.20
Total - 12 months	182	1,110	$14.60	n/a	n/a	8.10	$26.64

(a)	Total excludes the impact of Non-Comparable Leases.

(b)

Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed where the previous and the current lease do not have a consistent lease structure.

4th Quarter 2012 Supplemental Information	13

Retail Properties of America, Inc.

Retail Lease Expirations as of December 31, 2012

(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of December 31, 2012, of lease expirations scheduled to occur during 2013 and each of the ten calendar years from 2014 to 2023 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio including our pro rata share of unconsolidated joint ventures. The following tables are based on leases commenced as of December 31, 2012. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR Per Occupied Sq. Ft. at Exp. (b)
2013	548	1,972	6.5%	5.8%	$33,966	7.8%	$17.22	$34,226	$17.36
2014	700	3,884	12.8%	11.5%	61,417	14.1%	15.81	61,896	15.94
2015	519	3,294	10.9%	9.8%	48,243	11.1%	14.65	49,071	14.90
2016	399	2,751	9.1%	8.2%	44,434	10.2%	16.15	45,556	16.56
2017	452	2,842	9.4%	8.5%	43,200	9.9%	15.20	44,693	15.73
2018	235	2,004	6.6%	5.9%	30,169	6.9%	15.05	32,806	16.37
2019	141	1,968	6.5%	5.9%	27,631	6.4%	14.04	29,252	14.86
2020	113	2,120	7.0%	6.4%	24,752	5.7%	11.68	26,379	12.44
2021	106	1,666	5.5%	4.9%	24,138	5.5%	14.49	26,450	15.88
2022	116	2,180	7.2%	6.5%	26,991	6.2%	12.38	28,542	13.09
Thereafter	203	5,400	17.9%	16.0%	67,724	15.5%	12.54	73,113	13.54
Month to month	81	189	0.6%	0.6%	2,908	0.7%	15.39	2,908	15.39
Leased Total	3,613	30,270	100.0%	90.0%	$435,573	100.0%	$14.39	$454,892	$15.03

Leases signed but not commenced	109	820	-	2.5%	$13,392	-	$16.33	$14,685	$17.91
Available		2,539	-	7.5%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR Per Occupied Sq. Ft. at Exp. (b)
2013	37	793	2.6%	2.3%	$8,361	1.9%	$10.54	$8,361	$10.54
2014	103	2,372	7.8%	7.0%	27,555	6.3%	11.62	27,588	11.63
2015	101	2,265	7.5%	6.7%	25,552	5.9%	11.28	25,758	11.37
2016	74	1,919	6.3%	5.7%	24,729	5.7%	12.89	25,071	13.06
2017	69	1,882	6.2%	5.6%	20,210	4.6%	10.74	20,381	10.83
2018	65	1,496	4.9%	4.4%	18,447	4.2%	12.33	19,618	13.11
2019	63	1,739	5.7%	5.2%	22,186	5.1%	12.76	23,315	13.41
2020	55	1,901	6.3%	5.7%	19,466	4.5%	10.24	20,541	10.81
2021	42	1,424	4.7%	4.2%	19,242	4.4%	13.51	20,717	14.55
2022	54	1,973	6.5%	5.9%	22,035	5.1%	11.17	22,901	11.61
Thereafter	121	5,103	16.9%	15.1%	60,191	13.8%	11.80	63,906	12.52
Month to month	3	58	0.2%	0.2%	757	0.2%	13.05	757	13.05
Leased Total	787	22,925	75.6%	68.0%	$268,731	61.7%	$11.72	$278,914	$12.17

Leases signed but not commenced	27	588	-	1.7%	$7,915	-	$13.46	$8,660	$14.73
Available		915	-	2.7%

Non-Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR Per Occupied Sq. Ft. at Exp. (b)
2013	511	1,179	3.9%	3.5%	$25,605	5.9%	$21.72	$25,865	$21.94
2014	597	1,512	5.0%	4.5%	33,862	7.8%	22.40	34,308	22.69
2015	418	1,029	3.4%	3.1%	22,691	5.2%	22.05	23,313	22.66
2016	325	832	2.8%	2.5%	19,705	4.5%	23.68	20,485	24.62
2017	383	960	3.2%	2.9%	22,990	5.3%	23.95	24,312	25.33
2018	170	508	1.7%	1.5%	11,722	2.7%	23.07	13,188	25.96
2019	78	229	0.8%	0.7%	5,445	1.3%	23.78	5,937	25.93
2020	58	219	0.7%	0.7%	5,286	1.2%	24.14	5,838	26.66
2021	64	242	0.8%	0.7%	4,896	1.1%	20.23	5,733	23.69
2022	62	207	0.7%	0.6%	4,956	1.1%	23.94	5,641	27.25
Thereafter	82	297	1.0%	0.9%	7,533	1.7%	25.36	9,207	31.00
Month to month	78	131	0.4%	0.4%	2,151	0.5%	16.42	2,151	16.42
Leased Total	2,826	7,345	24.4%	22.0%	$166,842	38.3%	$22.72	$175,978	$23.96

Leases signed but not commenced	82	232	-	0.8%	$5,477	-	$23.61	$6,025	$25.97
Available		1,624	-	4.8%

(a)       Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

4th Quarter 2012 Supplemental Information	14

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

Total Unconsolidated Joint Venture Combined Balance Sheets (a)

	December 31,	December 31,
	2012	2011

Real estate assets	$719,416	$729,429
Less: accumulated depreciation	(66,127)	(49,903)
Real estate, net	653,289	679,526

Cash and cash equivalents	16,376	66,007
Receivables, net	11,350	8,443
Acquired lease intangibles, net	127,565	155,706
Other assets, net	16,289	13,444
Total assets	$824,869	$923,126

Mortgage debt (includes unamortized premium of $2,976 and $4,769, respectively, and unamortized discount of $(994) and $(1,225), respectively)	$471,123	$491,398
Accounts payable and accrued expenses	15,976	12,485
Acquired below market lease intangibles, net	14,669	16,513
Other liabilities	27,710	31,767
Total liabilities	529,478	552,163

Total equity	295,391	370,963
Total liabilities and equity	$824,869	$923,126

RPAI Pro Rata Unconsolidated Joint Venture Combined Balance Sheets (b)

	December 31,	December 31,
	2012	2011

Real estate assets	$154,757	$162,220
Less: accumulated depreciation	(14,961)	(11,652)
Real estate, net	139,796	150,568

Cash and cash equivalents	3,308	13,238
Receivables, net	2,580	2,156
Acquired lease intangibles, net	25,513	31,141
Other assets, net	3,891	3,340
Total assets	$175,088	$200,443

Mortgage debt (includes unamortized premium of $2,138 and $3,423, respectively, and unamortized discount of $(199) and $(245), respectively)	$105,479	$114,382
Accounts payable and accrued expenses	3,412	2,812
Acquired below market lease intangibles, net	2,934	3,303
Other liabilities	5,553	6,364
Total liabilities	117,378	126,861

Total equity	57,710	73,582
Total liabilities and equity	$175,088	$200,443

(a)	Represents combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

(b)	Represents our pro rata share of the combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

4th Quarter 2012 Supplemental Information	15

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

Total Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Rental income	$16,824	$14,385	$66,164	$42,767
Tenant recovery income	5,770	4,500	22,196	13,701
Other property income	57	202	333	592
Total revenues	22,651	19,087	88,693	57,060

Property operating expenses	3,592	2,985	13,617	7,952
Real estate taxes	4,077	3,086	15,304	9,355
Depreciation and amortization	12,086	11,270	49,745	31,081
Provision for impairment of investment properties	-	-	-	-
Loss on lease terminations	779	387	2,734	2,028
General and administrative expenses	220	368	1,285	1,230
Other operating expenses	-	-	842	-
Total expenses	20,754	18,096	83,527	51,646

Operating income	1,897	991	5,166	5,414

Interest expense	(5,045)	(4,697)	(20,757)	(15,786)
Other income (expense), net	14	(2)	56	2
Loss from continuing operations	(3,134)	(3,708)	(15,535)	(10,370)

Discontinued operations:
Loss, net	(12)	(464)	(2,086)	(5,442)
Gain (loss) on sales of investment properties	-	-	2,593	(29)
(Loss) income from discontinued operations	(12)	(464)	507	(5,471)

Net loss	$(3,146)	$(4,172)	$(15,028)	$(15,841)

Funds From Operations (FFO) (b)
Net loss	$(3,146)	$(4,172)	$(15,028)	$(15,841)
Depreciation and amortization	12,605	12,150	52,367	33,817
Provision for impairment of investment properties	-	61	1,593	4,128
(Gain) loss on sales of investment properties	-	-	(2,593)	29
FFO	$9,459	$8,039	$36,339	$22,133

(a)	Represents combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

(b)	Refer to page 19 for definition of FFO.

4th Quarter 2012 Supplemental Information	16

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

RPAI Pro Rata Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011

Rental income	$3,613	$3,224	$14,277	$9,845
Tenant recovery income	1,218	1,093	4,698	3,185
Other property income	11	40	81	119
Total revenues	4,842	4,357	19,056	13,149

Property operating expenses	549	207	2,123	1,387
Real estate taxes	857	681	3,234	2,108
Depreciation and amortization	2,559	2,391	10,463	6,851
Provision for impairment of investment properties	-	-	-	-
Loss on lease terminations	156	78	547	406
General and administrative expenses	50	113	271	314
Other operating expenses	-	-	-	-
Total expenses	4,171	3,470	16,638	11,066

Operating income	671	887	2,418	2,083

Interest expense	(937)	(967)	(3,943)	(3,310)
Other income, net	2	-	1	1
Loss from continuing operations	(264)	(80)	(1,524)	(1,226)

Discontinued operations:
Loss, net	(99)	(305)	(1,815)	(4,270)
Loss on sales of investment properties	-	-	-	(28)
Loss from discontinued operations	(99)	(305)	(1,815)	(4,298)

Net loss	$(363)	$(385)	$(3,339)	$(5,524)
RPAI ownership adjustments (b)	(477)	(24)	(2,968)	(913)
Net loss attributable to RPAI’s ownership interests	$(840)	$(409)	$(6,307)	$(6,437)

Funds From Operations (FFO) (c)
Net loss attributable to RPAI’s ownership interests	$(840)	$(409)	$(6,307)	$(6,437)
Depreciation and amortization	2,663	2,653	11,009	7,432
Provision for impairment of investment properties	87	59	1,527	3,956
(Gain) loss on sales of investment properties	-	-	-	-
FFO	$1,910	$2,303	$6,229	$4,951

(a)

Represents our pro rata share of the combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures, net of intercompany eliminations and GAAP adjustments for a real estate transaction between joint ventures due to our continuing involvement in the property.

(b)

Represents adjustments to reflect RPAI’s investment basis and other unconsolidated joint venture activity, inclusive of outside basis amortization and activity of our captive insurance plan, Oak Property and Casualty LLC.

(c)	Refer to page 19 for definition of FFO.

4th Quarter 2012 Supplemental Information	17

Retail Properties of America, Inc.

Unconsolidated Joint Venture Overview and Debt Summary as of December 31, 2012

(dollar amounts and square footage in thousands)

Unconsolidated Joint Venture Overview

			At 100%			Pro Rata Share
	Ownership	Number of
Joint Venture	Interest	Properties	GLA	ABR	Debt (a)	GLA	ABR	Debt (b)
MS Inland	20.0%	6	1,195	$20,585	$143,450	239	$4,117	$28,690
Hampton Retail Colorado	95.9%	2	97	1,271	12,796	93	1,219	12,271
RioCan	20.0%	14	3,129	45,008	312,895	626	9,002	62,579
		22	4,421	$66,864	$469,141	958	$14,338	$103,540

Unconsolidated Joint Venture Debt Summary

	At 100%			Pro Rata Share
	Debt (a)	WA Interest Rate	WA Years to Maturity	Debt (b)	WA Interest Rate	WA Years to Maturity
Fixed rate:
Mortgages payable	$351,995	4.90%	5.1 years	$70,399	4.90%	5.1 years
Construction loans	12,796	6.15%	1.7 years	12,271	6.15%	1.7 years
	364,791	4.94%	4.9 years	82,670	5.09%	4.6 years
Variable rate:
Mortgages payable	104,350	2.56%	2.0 years	20,870	2.56%	2.0 years
Total	$469,141	4.41%	4.3 years	$103,540	4.58%	4.0 years

Total Unconsolidated Joint Venture Debt Maturity Schedule as of December 31, 2012

Year	Fixed Rate	Variable Rate	Total (a)	% of Total	WA Rates on Total Debt

2013	$36,928	$-	$36,928	7.9%	5.74%
2014	15,349	104,350	119,699	25.5%	2.99%
2015	82,005	-	82,005	17.5%	5.47%
2016	31,748	-	31,748	6.8%	3.68%
2017	46,575	-	46,575	9.9%	4.44%
2018	58,257	-	58,257	12.4%	4.54%
2019	873	-	873	0.2%	4.85%
Thereafter	93,056	-	93,056	19.8%	4.93%
Total	$364,791	$104,350	$469,141	100.0%	4.41%

RPAI Pro Rata Unconsolidated Joint Venture Debt Maturity Schedule as of December 31, 2012

Year	Fixed Rate	Variable Rate	Total (b)	% of Total	WA Rates on Total Debt

2013	$7,386	$-	$7,386	7.1%	5.74%
2014	12,782	20,870	33,652	32.5%	3.90%
2015	16,401	-	16,401	15.8%	5.47%
2016	6,350	-	6,350	6.1%	3.68%
2017	9,315	-	9,315	9.0%	4.44%
2018	11,651	-	11,651	11.3%	4.54%
2019	175	-	175	0.2%	4.85%
Thereafter	18,610	-	18,610	18.0%	4.93%
Total	$82,670	$20,870	$103,540	100.0%	4.58%

(a)	Does not include any premium or discount, of which $2,976 and $(994), net of accumulated amortization, respectively, is outstanding as of December 31, 2012.

(b)	Does not include our pro rata share of premium or discount, of which $2,138 and $(199), net of accumulated amortization, respectively, is outstanding as of December 31, 2012.

4th Quarter 2012 Supplemental Information	18

Retail Properties of America, Inc.

Non-GAAP Financial Measures and Other Definitions

Occupancy

Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.

Percent Leased Including Signed

Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.

Funds From Operations (FFO)

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds from Operations (FFO) means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO and believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). We believe that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. FFO is not intended to be an alternative to “Net Income” as an indicator of our performance, nor an alternative to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.

Depreciation and amortization related to investment properties for purposes of calculating FFO includes loss on lease terminations, which encompasses the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations. Loss on lease terminations included in depreciation and amortization for FFO excludes the write-off of tenant-related above and below market lease intangibles that are otherwise included in “Loss on lease terminations” in our Consolidated Statements of Operations.

Operating FFO

Operating FFO is defined as FFO excluding the impact on earnings from the early extinguishment of debt and other items as denoted within the calculation that we do not believe are representative of the operating results of our core business platform. We consider Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which we do not consider representative of the operating results of our core business platform. Operating FFO does not represent an alternative to “Net Income” as an indicator of our performance, nor an alternative to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

Net Operating Income (NOI) and Combined NOI

We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Combined NOI represents NOI plus our pro rata share of NOI from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that NOI and Combined NOI are useful measures of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI and Combined NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income. We use NOI and Combined NOI to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

Same Store NOI, NOI from Other Investment Properties and NOI from Discontinued Operations

Same Store NOI represents NOI from our same store portfolio consisting of 239 operating properties acquired or placed in service prior to January 1, 2011, except for the three operating properties that were classified as held for sale as of December 31, 2012, which are accounted for as discountinued operations. NOI from Other Investment Properties represents NOI primarily from our development properties, two additional phases of existing properties acquired during the third quarter of 2011, two non-stabilized operating properties and one property that was partially sold to our RioCan joint venture during the third quarter of 2011, which did not qualify for discontinued operations accounting treatment. In addition, we have included University Square, the property for which we have ceased making the monthly debt service payment and for which we have attempted to negotiate with and made offers to the lender (however, no assurance can be provided that negotiations will result in a favorable outcome), in “Other investment properties” due to the uncertainty of the timing of transfer of ownership of this property. Prior to the quarter ended June 30, 2012, we had included University Square in the same store portfolio. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. NOI from Discontinued Operations represents NOI associated with properties accounted for as discontinued operations. We believe that Same Store NOI, NOI from Other Investment Properties and NOI from Discontinued Operations are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

4th Quarter 2012 Supplemental Information	19

Retail Properties of America, Inc.

Non-GAAP Financial Measures and Other Definitions (continued)

Adjusted EBITDA and Combined Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. Combined Adjusted EBITDA represents Adjusted EBITDA plus our pro rata share of the EBITDA adjustments from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that Adjusted EBITDA and Combined Adjusted EBITDA are useful because they allow investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculations of Adjusted EBITDA and Combined Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.

Net Debt to Adjusted EBITDA and Combined Net Debt to Combined Adjusted EBITDA

Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures’ total debt less our pro rata share of these joint ventures’ cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

Net Debt and Preferred Stock to Adjusted EBITDA and Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA

Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt, plus preferred stock, less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures’ total debt less our pro rata share of these joint ventures’ cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

4th Quarter 2012 Supplemental Information	20

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Income (Loss) to NOI

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues:
Same store investment properties (239 properties):
Rental income	$111,235	$109,945	$439,021	$434,680
Tenant recovery income	27,374	26,801	104,711	103,317
Other property income	2,124	2,198	9,239	9,776
Other investment properties:
Rental income	2,047	1,923	9,455	13,296
Tenant recovery income	549	1,192	1,985	3,622
Other property income	70	63	459	319
Expenses:
Same store investment properties (239 properties):
Property operating expenses	(23,785)	(23,261)	(89,198)	(90,766)
Real estate taxes	(18,408)	(17,711)	(71,622)	(71,404)
Other investment properties:
Property operating expenses	(810)	(866)	(2,830)	(4,595)
Real estate taxes	(544)	(2,478)	(4,571)	(5,176)

Net operating income:
Same store investment properties	98,540	97,972	392,151	385,603
Other investment properties	1,312	(166)	4,498	7,466
Total net operating income	99,852	97,806	396,649	393,069

Other (expense) income:
Straight-line rental income, net	(106)	201	809	(109)
Amortization of acquired above and below market lease intangibles, net	269	446	1,415	1,611
Amortization of lease inducements	(29)	(29)	(71)	(29)
Straight-line ground rent expense	(922)	(948)	(3,784)	(3,801)
Depreciation and amortization	(54,447)	(54,266)	(217,303)	(218,833)
Provision for impairment of investment properties	-	(7,650)	(1,323)	(7,650)
Loss on lease terminations	(322)	(520)	(6,872)	(8,590)
General and administrative expenses	(8,187)	(4,223)	(26,878)	(20,605)
Dividend income	98	762	1,880	2,538
Interest income	16	156	72	663
(Loss) gain on extinguishment of debt	-	(84)	3,879	15,345
Equity in loss of unconsolidated joint ventures, net	(840)	(409)	(6,307)	(6,437)
Interest expense	(43,414)	(53,245)	(179,237)	(216,423)
Co-venture obligation expense	-	(1,792)	(3,300)	(7,167)
Recognized gain on marketable securities	9,467	-	25,840	277
Other income, net	635	709	296	2,032
Total other expense	(97,782)	(120,892)	(410,884)	(467,178)

Income (loss) from continuing operations	2,070	(23,086)	(14,235)	(74,109)

Discontinued operations:
(Loss) income, net	(2,767)	1,691	(24,196)	(28,884)
Gain on sales of investment properties, net	13,623	5,831	30,141	24,509
Income (loss) from discontinued operations	10,856	7,522	5,945	(4,375)
Gain on sales of investment properties, net	1,191	1,735	7,843	5,906
Net income (loss)	14,117	(13,829)	(447)	(72,578)
Net income attributable to noncontrolling interests	-	(8)	-	(31)
Net income (loss) attributable to the Company	14,117	(13,837)	(447)	(72,609)
Preferred stock dividends	(263)	-	(263)	-
Net income (loss) available to common shareholders	$13,854	$(13,837)	$(710)	$(72,609)

4th Quarter 2012 Supplemental Information	21

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Combined Adjusted EBITDA

	Three Months Ended
	December 31, 2012	December 31, 2011
Net income (loss)	$14,117	$(13,829)
Interest expense	43,414	53,245
Interest expense (discontinued operations)	1,430	3,789
Depreciation and amortization	54,447	54,266
Depreciation and amortization (discontinued operations)	969	4,301
Gain on sales of investment properties	(1,191)	(1,735)
Gain on sales of investment properties, net (discontinued operations)	(13,623)	(5,831)
Loss on extinguishment of debt, net	-	84
Gain on extinguishment of debt, net (discontinued operations)	-	(1,360)
Loss on lease terminations (a)	458	555
Loss on lease terminations (a) (discontinued operations)	-	22
Provision for impairment of investment properties	-	7,650
Provision for impairment of investment properties (discontinued operations)	2,352	579
Recognized gain on marketable securities	(9,467)	-
Adjusted EBITDA	$92,906	$101,736
Annualized	$371,624	$406,944

Pro rata share of adjustments from investment property unconsolidated joint ventures (b):
Interest expense	937	967
Depreciation and amortization	2,559	2,431
Loss on sales of investment properties	-	-
Loss on lease terminations (a)	104	222
Provision for impairment of investment properties	87	59
Amortization of basis	(27)	30
Combined Adjusted EBITDA	$96,566	$105,445
Annualized	$386,264	$421,780

Reconciliation of NOI to Combined NOI

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Total net loss from investment property unconsolidated joint ventures	$(3,146)	$(4,172)	$(15,028)	$(15,841)
Adjustments:
Straight-line rental income, net	(97)	(562)	(924)	(740)
Amortization of acquired above and below market lease intangibles, net	100	80	332	391
Amortization of lease inducements	48	10	55	10
Interest income	(3)	(2)	(9)	(8)
Depreciation and amortization	12,086	11,611	50,057	32,453
Provision for impairment of investment properties	-	61	1,593	4,128
Loss on lease terminations	779	538	2,734	2,179
General and administrative expenses	219	368	1,285	1,230
Interest expense	5,044	5,002	20,925	17,007
(Gain) loss on sales of investment properties	-	-	(2,593)	29
Other expense	831	2	846	7
Total NOI from investment property unconsolidated joint ventures	$15,861	$12,936	$59,273	$40,845

Pro rata share of NOI from investment property unconsolidated joint ventures (b)	$3,567	$3,285	$13,407	$9,561
Total NOI	99,852	97,806	396,649	393,069
Combined NOI	$103,419	$101,091	$410,056	$402,630

(a)

Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in “Loss on lease terminations” in the Consolidated Statements of Operations.

(b)	Amounts shown net of intercompany eliminations.

4th Quarter 2012 Supplemental Information	22

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Operating (Loss) Income from Discontinued Operations to NOI from Discontinued Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues:
Rental income	$2,711	$9,923	$28,191	$41,470
Tenant recovery income	230	1,042	1,108	3,883
Other property income	277	10	364	105
Expenses:
Property operating expenses	(882)	(1,030)	(2,645)	(4,187)
Real estate taxes	(191)	(813)	(1,248)	(3,750)
Net operating income from discontinued operations	2,145	9,132	25,770	37,521

Other (expense) income:
Straight-line rental income	(7)	50	107	554
Amortization of acquired above and below market lease intangibles, net	13	25	76	106
Amortization of lease inducements	(167)	(16)	(772)	(109)
Depreciation and amortization	(969)	(4,301)	(12,502)	(19,187)
Provision for impairment of investment properties	(2,352)	(579)	(24,519)	(32,331)
Loss on lease terminations	-	(22)	(40)	(124)
General and administrative expenses	-	-	-	(35)
Gain on extinguishment of debt	-	1,360	-	1,360
Interest expense	(1,430)	(3,789)	(12,314)	(16,467)
Other expense, net	-	(169)	(2)	(172)
Total other expense	(4,912)	(7,441)	(49,966)	(66,405)

Operating (loss) income from discontinued operations	$(2,767)	$1,691	$(24,196)	$(28,884)

4th Quarter 2012 Supplemental Information	23